Exhibit 11

                       United States Cellular Corporation
        Computation of Earnings Per Common Share and Series A Common Share
          (Dollars and shares in thousands, except per share amounts)


Three Months Ended September 30,                          1997         1996
--------------------------------------------------------------------------------

Primary Earnings
  Net Income Available to Common                       $   36,222   $   26,140
                                                       ==========   ==========

Primary Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                              86,203       86,092


  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                      57           66
                                                       ----------   ----------
Primary Shares                                             86,260       86,158
                                                       ==========   ==========
Primary Earnings per Common Share
    Net Income                                         $      .42   $      .30
                                                       ==========   ==========
Fully Diluted Earnings*
  Net Income Available to Common, as reported          $   36,222   $   26,140
  Interest expense eliminated as a result of the
    pro forma conversion of Convertible Debentures          2,198        1,926
                                                       ----------   ----------
    Net Income Available to Common, as adjusted            38,420       28,066
                                                       ==========   ==========
Fully Diluted Shares
Weighted average number of Common and Series A
    Common Shares Outstanding                              86,203       86,092

    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 107           67
        Conversion of Convertible Debentures                7,059        7,059
                                                       ----------   ----------
    Fully Diluted Shares                                   93,369       93,218
                                                       ==========   ==========

Fully Diluted Earnings per Common Share
    Net Income                                         $      .41   $      .30
                                                       ==========   ==========


* This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                 Exhibit 11

                       United States Cellular Corporation
         Computation of Earnings Per Common Share and Series A Common Share
            (Dollars and shares in thousands, except per share amounts)


Nine Months Ended September 30,                             1997        1996
-------------------------------------------------------------------------------

Primary Earnings
  Net Income Available to Common                       $    86,382   $  118,582
                                                       ===========   ==========
Primary Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                               86,176       85,696


  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                       52           85
    Redeemable Preferred Shares                                 --           68
    Common Shares Issuable                                      --          153
                                                       -----------   ----------
    Primary Shares                                          86,228       86,002
                                                       ===========   ==========
Primary Earnings per Common Share
  Net Income                                           $      1.00   $     1.38
                                                       ===========   ==========

Fully Diluted Earnings*
  Net Income Available to Common, as reported          $    86,382   $  118,582
  Interest expense eliminated as a result of the
    pro forma conversion of Convertible Debentures           6,474        5,665
                                                       -----------   ----------
Net Income Available to Common, as adjusted                 92,856      124,247
                                                       ===========   ==========
Fully Diluted Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                               86,176       85,696


    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                  218           85
        Redeemable Preferred Shares                             --           68
        Common Shares Issuable                                  --          153
        Conversion of Convertible Debentures                 7,059        7,059
                                                       -----------   ----------
    Fully Diluted Shares                                    93,453       93,061
                                                       ===========   ==========

Fully Diluted Earnings per Common Share
  Net Income                                           $       .99   $     1.34
                                                       ===========   ==========


* This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.